UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2011
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     2011 Base Salaries and 2010 Cash Bonuses
     On February 18, 2011, the Compensation Committee of the Board of Directors of Basic Energy Services, Inc. (“Basic”), after discussion with a compensation consultant, approved base salaries for 2011 and cash bonuses for 2010 for certain of Basic’s executive officers, including Basic’s named executive officers. Cash bonus amounts for 2010 include payments previously made pursuant to Basic’s quarterly management incentive bonus plan, to the extent applicable to such executive officers. The approved 2011 base salary and 2010 cash bonus amounts for each of these executive officers are set forth in the table below.

	2011 Base Salary	2010 Cash Bonus
Kenneth V. Huseman	$700,000	$390,000
President, Chief Executive Officer and Director

Alan Krenek	$350,000	$180,000
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

T.M. “Roe” Patterson	$325,000	$180,000
Senior Vice President — Rig and Truck Operations

James F. Newman	$250,000	$125,000
Group Vice President — Completion and Remedial Services

James E. Tyner	$225,000	$90,000
Vice President — Human Resources

Douglas B. Rogers	$230,000	$90,000
Vice President — Marketing

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: February 23, 2011	By:	/s/ Alan Krenek
		Name:	Alan Krenek
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary